UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 23, 2015

NEKTAR THERAPEUTICS

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Mission Bay Boulevard South

San Francisco, California 94158

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On January 23, 2015, the Drug Enforcement Administration (“DEA”) published the final rule in the Federal Register removing naloxegol (brand name Movantik™) and its salts, effective immediately, from the schedules of the Controlled Substances Act. In general, scheduling actions are effective 30 days from the date of publication of the final rule in the Federal Register. In the case of naloxegol, the DEA made the final rule effective immediately due to the DEA’s findings “that the absence of comparative effective therapeutic treatments for OIC with similar or less adverse effects than naloxegol, coupled with the fact that this is an action for decontrol, support the finding that conditions of public health require this action to be effective immediately upon publication in the Federal Register.” The full text of the final rule is set forth in Exhibit 99.1 to this filing.

Movantik™ is part of a global license agreement between AstraZeneca AB and Nektar Therapeutics. Movantik™ was developed using Nektar's oral small molecule polymer conjugate technology. AstraZeneca is planning the commercial launch of Movantik™ in the United States late in the first quarter of 2015 and in the European Union in the second quarter of 2015.

The information in this report, including the exhibit hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by Nektar Therapeutics, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	21 C.F.R. Part 1308, Schedules of Controlled Substances: Removal of Naloxegol From Control.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:	/s/ Gil M. Labrucherie
Gil M. Labrucherie
General Counsel and Secretary

Date:	January 26, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	21 C.F.R. Part 1308, Schedules of Controlled Substances: Removal of Naloxegol From Control.